CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of ICTV Brands, Inc. on Form S-1/A (No. 333-217324) to be filed on or about June 12, 2017 of our report dated March 28, 2017, on our audit of the consolidated financial statements as of December 31, 2016 and 2015 and for each of the years then ended.  We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1/A.

/s/ EISNERAMPER LLP

Philadelphia, Pennsylvania

June 12, 2017